UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012 (June 21, 2012)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On June 8, 2012, Richard K. Davidson, a member of the Board of Directors (the “Board”) of Chesapeake Energy Corporation (the “Company”), tendered a conditional letter of resignation, effective upon acceptance by the Board, after he did not receive a majority of the votes cast for reelection at the Company’s 2012 annual meeting of shareholders.  The resignation was made in accordance with the Company’s majority vote resignation policy.  The Board considered the circumstances accompanying Mr. Davidson’s resignation and, on June 21, 2012, accepted Mr. Davidson’s resignation.

    On June 8, 2012, V. Burns Hargis, a member of the Board, tendered a conditional letter of resignation, effective upon acceptance by the Board, after he did not receive a majority of the votes cast for reelection at the Company’s 2012 annual meeting of shareholders.  The resignation was made in accordance with the Company’s majority vote resignation policy.  The Board considered the circumstances accompanying Mr. Hargis’ resignation, particularly his current role as chairman of the Board’s Audit Committee, which is conducting a review of the financing arrangements between the Company’s Chief Executive Officer, Aubrey K. McClendon, and the entities through which he participates in the Company’s Founder Well Participation Program and any third party that has had or may have a relationship with the Company in any capacity.  In consideration of these circumstances and reflecting the input of the Company’s two largest shareholders, Southeastern Asset Management, Inc. (“SAM”), which beneficially owns 13.9% of the Company’s common stock, and Carl C. Icahn (“Icahn”), who, through Icahn Capital LP and its affiliates, beneficially owns 7.6% of the Company’s common stock, the Board determined that Mr. Hargis’ continued service as a member of the Board would be in the Company’s best interest.  Accordingly, on June 21, 2012, the Board declined to accept Mr. Hargis’ resignation to permit completion of the Audit Committee review.  Mr. Hargis will continue to lead the review, but is not expected to remain chairman of the Audit Committee. Upon completion of the review, the Board will revisit his resignation.

    On June 21, 2012, Frank Keating, Don Nickles and Kathleen M. Eisbrenner each tendered his or her resignation from the Board effective June 21, 2012.  The resignations reflect the understanding reached among the Company, SAM and Icahn, and publicly disclosed in the press release attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 6, 2012, pursuant to which SAM would have the opportunity to propose three members of the Board and Icahn would have the opportunity to propose one member of the Board.  There were no disagreements on any matter relating to the Company’s operations, policies or practices between any of Governor Keating, Senator Nickles or Ms. Eisbrenner and the Company that led to their decisions to resign.

    On June 21, 2012, the Board appointed Archie W. Dunham, Bob G. Alexander, Vincent J. Intrieri, R. Brad Martin and Frederic M. Poses to the Board to fill the vacancies created by the resignations of Mr. Davidson, Governor Keating, Senator Nickles and Ms. Eisbrenner and the retirement of Charles T. Maxwell on June 8, 2012.  As previously announced, the Board will also take the necessary actions to enable shareholders to elect the entire Board of Directors at the 2013 annual meeting of shareholders.

    In addition, on June 21, 2012, the Board appointed Mr. Dunham to serve as Non-Executive Chairman of the Board, effective immediately, replacing Aubrey K. McClendon, who relinquished the position of Chairman.  Mr. McClendon remains a director and will continue to serve as Chesapeake’s Chief Executive Officer and as President.  The Company is aware of no arrangement or understanding between Mr. Dunham and any other person pursuant to which he was appointed as a director.  Messrs. Alexander, Martin and Poses were appointed in connection with discussions with SAM, and Mr. Intrieri was appointed in connection with discussions with Icahn.  The Company is aware of no other arrangements or understandings between the newly appointed directors and any other person pursuant to which they were appointed as directors, other than Mr. Intrieri’s employment by Icahn.  None of the newly appointed directors has a direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K.

    The continuing members of the Board are Mr. McClendon, Merrill A. (“Pete”) Miller, Jr., formerly lead independent director of the Board and who will become chairman of the Compensation Committee, Louis A. Simpson, who was proposed by SAM in 2011 and will become chairman of the Nominating and Corporate Governance Committee, and Mr. Hargis.  The Board is in the process of determining the remaining committee assignments.

    For their service on the Board, the Company’s non-employee directors receive total annual compensation of approximately $350,000, comprised of a $100,000 annual cash retainer and annual restricted stock awards with an aggregate grant date fair value of approximately $250,000. Directors are also reimbursed for travel and other expenses directly related to their service as directors.  Newly appointed directors will receive compensation that is commensurate with that received by the Company’s other non-employee directors, although the annual cash retainer and restricted stock grants will be pro rated to reflect their term of service in 2012.  In addition, each newly appointed director will be awarded 10,000 shares of our common stock on July 2, 2012, a substantial portion of which will be issued without restrictions.  For his service as Non-Executive Chairman, Mr. Dunham received an initial restricted stock award with a grant date fair value of approximately $500,000 and an annual restricted stock award with a grant date fair value of approximately $250,000 in addition to the annual restricted stock award and other compensation received by all non-employee directors.  In addition to the annual compensation received by all non-employee directors, the chairman of the Audit Committee receives an annual restricted stock award with a grant date fair value of approximately $25,000 and the chairmen of the Board’s other committees each receive an annual restricted stock award with a grant date fair value of approximately $15,000.

    Restricted stock awards vest 25% immediately upon award and 25% vest on the grant date anniversary in each of the three years following the date of award.  Unvested shares of restricted stock vest on the date of a non-employee director’s termination as a director, unless the termination is for cause.

    Directors are eligible to defer any or all of their annual retainers through the Chesapeake Energy Corporation Amended and Restated Deferred Compensation Plan (the “DCP”) on a tax-favored basis. Deferrals into the DCP are not matched or subsidized by the Company nor are they eligible for above-market or preferential earnings. Please refer to the narrative to the “Nonqualified Deferred Compensation Table for 2011” on page 35 of the Company’s definitive proxy statement, filed with the SEC on May 11, 2012, which is incorporated by reference herein, for more information about the DCP.

    The Company is also entering into a new indemnity agreement with each of the Company’s existing directors and senior executives, directors that resigned effective June 21, 2012, newly appointed directors and Mr. Maxwell, a form of which is filed herewith as Exhibit 10.3.  Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company will indemnify the directors for obligations they may have incurred or might incur in their capacity as a director or officer, as authorized by the Company’s restated certificate of incorporation.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

    On June 21, 2012, the Company issued a press release announcing the reconstitution of the Board, a copy of which is attached as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

    (d) Exhibits.  See "Exhibit Index" attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ JENNIFER M. GRIGSBY
Jennifer M. Grigsby Senior Vice President, Treasurer and Corporate Secretary

Date:           June 27, 2012

EXHIBIT INDEX

Exhibit No.	Document Description

10.3	Form of Indemnity Agreement for officers and directors of Chesapeake Energy Corporation and its subsidiaries

99.1	Chesapeake Energy Corporation press release dated June 21, 2012 - Chesapeake Energy Corporation Announces Reconstituted Board